Exhibit 10.1

FIRST AMENDMENT TO PROMISSORY NOTE

THIS FIRST AMENDMENT TO PROMISSORY NOTE (this “Amendment”) is dated as of December 21, 2020, and is made between STRATA SKIN SCIENCES, INC. (the “Borrower”) and ISRAEL DISCOUNT BANK OF NEW YORK (“Bank”).

RECITALS

A. WHEREAS, Bank has extended a loan in the aggregate amount of Seven Million Two Hundred Seventy-Five Thousand and 00/100 Dollars ($7,275,000.00) to the Borrower (the “Loan”) pursuant to the terms and conditions of that certain Promissory Note, dated as of December 30, 2019 (as amended, otherwise modified, renewed or extended through the date hereof, and immediately prior to giving effect to this Amendment, the “Note”), by the Borrower in favor of Bank.

B. WHEREAS, Borrower and Bank have agreed to amend certain provisions of the Note as set forth herein.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Definitions.  Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Note.

2. Amendments. Effective as of the date hereof, the definition of “Maturity Date” as set forth in Section 1 of the Note is hereby amended by replacing “December 30, 2020” appearing therein with “December 30, 2021”.

3. Representations and Warranties; No Default.  The Borrower hereby represents and warrants to Bank as of the date hereof upon and immediately after giving effect to this Amendment, that:

(a)
The representations and warranties contained in the Note and in each of the other Loan Documents is true and correct in all material respects (except to the extent such representation or warranty is qualified by materiality, in which case such representation or warranty are true and correct in all respects) with the same force and effect as though such representations and warranties were made as of the date hereof, except to the extent such representation or warranty relates to an earlier date, in which case such representation or warranty is true and correct as of such earlier date.

(b)	No event has occurred and is continuing that constitutes, or would result in, an Event of Default.

4. Reaffirmation of Collateral Documents.  The Borrower hereby acknowledges that the assignment and pledge of time deposit agreement heretofore executed by Borrower relating to Bank’s security interest in certain collateral of Borrower is reaffirmed, and all terms contained therein shall remain in full force and effect.

5. Miscellaneous.

(a)	Effect on Loan Documents. This Amendment is a Loan Document. From and after the date hereof, each reference in any Loan Document to the Note shall mean the Note as amended by this Amendment.

(b)
No Novation; No Modification of Other Obligations.  This Amendment is not, and should not be construed as, a novation. All terms of the Note not specifically amended and altered by this Amendment will remain in full force and effect, the terms of which are incorporated herein by reference. Except as is otherwise specifically set forth herein, all obligations of Borrower and Bank shall remain unmodified and in full force and effect through and including the Maturity Date as currently set forth in the Note (as amended by this Amendment).

(c)
Governing Law; Consent to Jurisdiction; Etc.  This Amendment shall be governed by, construed and interpreted in accordance with the laws of the State of New York (excluding the choice of law rules thereof). Each of the parties hereto hereby agrees that Sections 21 and 23 of the Note are incorporated herein by reference, mutatis mutandis, and shall have the same force and effect with respect to this Amendment as if originally set forth herein.

(d)
Costs and Expenses; Fees.  Borrower shall reimburse Bank on demand for all costs and expenses, including reasonable attorneys’ fees expended or incurred by Bank in connection with the Loan. Borrower hereby authorizes Bank to debit Borrower’s operating and/or deposit accounts for payment of such fees, costs and expenses.

(e)
Execution in Counterparts; Copies.  This Amendment may be executed in counterparts and each counterpart shall constitute one and the same original document. A copy of this Amendment shall have the same force and effect as the original.

(f)
Entire Agreement.  This Amendment together with all other amendments to the Note and all other documents executed in connection therewith, as such documents may have been amended, otherwise modified, or renewed, embody the entire agreement and understanding among the parties hereto. There are no oral agreements or understandings. No course of prior dealings, usage of trade, or oral conversation shall be admissible to supplement or explain this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

BORROWER STRATA SKIN SCIENCES, INC. By: /s/ Matthew C. Hill Name: Matthew C. Hill Title: CFO	BANK ISRAEL DISCOUNT BANK OF NEW YORK By: /s/ Mali GoTan Name: Mali GoTan Title: FVP
By: /s/ Avram Keusch Name: Avram Keusch Title: VP